UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024

Karuna Therapeutics, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38958	27-0605902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 High Street, Floor 26
Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 449-2244

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	KRTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 12, 2024, Karuna Therapeutics, Inc., a Delaware corporation (“Karuna”) held a special meeting of stockholders (the “Karuna Special Meeting”) at which holders of Karuna’s common stock, par value $0.0001 per share, approved each of the proposals voted on at the Karuna Special Meeting relating to the transactions contemplated by the Agreement and Plan of Merger, dated as of December 22, 2023 (as it may be amended from time to time, the “Merger Agreement”), by and among Karuna, Bristol-Myers Squibb Company, a Delaware corporation (“Parent”), and Miramar Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Of the 38,119,463 shares of Karuna’s common stock issued and outstanding at the close of business on January 26, 2024, the record date for the Karuna Special Meeting, 30,956,949 shares were present or represented by proxy at the Karuna Special Meeting, which constituted a quorum. The voting results were as follows:

1.  The proposal to adopt the Merger Agreement, pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will be merged with and into Karuna, the separate corporate existence of Merger Sub will cease, and Karuna will survive the merger as a wholly owned subsidiary of Parent (the “merger”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,954,183	1,430	1,336	0

2.  The proposal to approve, on a non-binding,  advisory basis, certain compensation that will or may be paid by Karuna to its named executive officers that is based on or otherwise relates to the merger:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,312,364	5,523,004	121,581	0

3.   In connection with the Karuna Special Meeting, the board of directors of Karuna also solicited proxies with respect to the proposal to adjourn the Karuna Special Meeting from time to time, if necessary or appropriate, as determined in good faith by the board of directors of Karuna, including for the purpose of soliciting additional votes for the approval of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the Karuna Special Meeting to approve the proposal to adopt the Merger Agreement (the “adjournment proposal”). The adjournment proposal was not submitted to Karuna stockholders for approval at the Karuna Special Meeting because a quorum of stockholders entitled to vote at the Karuna Special Meeting was present or represented by proxy and the Karuna stockholders approved the proposal to adopt the Merger Agreement.

Assuming timely satisfaction of necessary closing conditions, the parties to the Merger Agreement expect the merger to close during the first half of 2024.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: completion of the proposed transaction being subject to various risks and uncertainties related to, among other things, its terms, timing, structure, benefits, costs and completion; the receipt of certain regulatory approvals, to the extent required, and the timing and conditions for such approvals; the stock price of Karuna prior to the consummation of the proposed transaction; the satisfaction of the closing conditions to the proposed transaction; Karuna’s limited operating history; Karuna’s ability to obtain necessary funding; Karuna’s ability to generate positive clinical trial results for Karuna’s product candidates; risks inherent in clinical development; the timing and scope of regulatory approvals; changes in laws and regulations to which Karuna is subject; competitive pressures; Karuna’s ability to identify additional product candidates; risks relating to business interruptions; and other risks set forth under the heading “Risk Factors,” in each of Karuna’s and Parent’s Annual Report on Form 10-K for the year ended December 31, 2023 and in each company’s subsequent filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Furthermore, such forward-looking statements speak only as of the date of this report. Actual results could differ materially from the results described in or implied by such forward looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, Karuna undertakes no obligation to update or revise these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
KARUNA THERAPEUTICS, INC.

Date: March 12, 2024	By:	/s/ Mia Kelley
Mia Kelley
General Counsel and Secretary